EXHIBIT 99.1

ISA executes merger agreement with Duos Technologies

Closing anticipated by end of Q1

Information Systems Associates (OTC: IOSA) has executed a definitive merger agreement with Duos Technologies of Jacksonville Florida pursuant to which, subject to the satisfaction or waiver of the conditions specified in the agreement, Duos and a newly created subsidiary of ISA will merge in a statutory reverse triangular merger with Duos surviving the Merger as a wholly owned subsidiary of ISA. The closing of the merger agreement is subject to certain conditions.

The merged entity will focus on the intelligent technologies, IT and Cloud services markets. The companies are presenting at The Brewer Group “Innovations” conference today and will share key components of their plans at the conference.

The combined Company anticipates executing on its strategy involving significant growth in revenue and long-term profitability. This strategy includes continued R&D investment, new initiatives in sales and marketing, as well as strategic acquisitions.

Adrian Goldfarb, ISA’s President and CFO said, “I am delighted that we have executed the merger agreement. This allows us to focus on closing the merger and executing the business plan that we have been working on collaboratively with Duos.” Mr. Goldfarb will continue as Chief Financial Officer of the merged entity.

Gianni Arcaini, current CEO of Duos, will become the CEO and Chairman of the merged entity taking over from Joe Coschera, ISA’s current CEO who will remain with the company in charge of ISA’s existing professional services business. “This important milestone sets the stage for our multi-step growth strategy. The complexity and rapid growth of the technology sector present great opportunities to investors and requires a strong team that knows how to keep a step ahead of its competition. We are delighted to welcome Joe Coschera and Adrian Goldfarb to our expanding management team.” Mr. Arcaini stated.

About ISA

Information Systems Associates, Inc. (OTC: IOSA) now based in Coral Springs, FL, is an established IT, professional services and consulting company engaged through partners to provide services for information technology projects. Established in 1994, it prides itself on a reputation of expert independent advice and project execution.

About DUOS

Duos is an established cutting-edge technology company with a strong portfolio of intellectual property. Duos’ core competencies include advanced intelligent technologies that are delivered through its proprietary integrated enterprise command and control platform. Duos currently offers solutions to the government, healthcare, transportation, utilities and commercial/industrial sectors.

CONTACT: Stephen Hart (Investor Relations)

Hayden IR

917.658.7878

hart@haydenir.com

Source: Information Systems Associates

Forward Looking Statements

This press release contains forward-looking statements including statements regarding the closing of the merger and the future revenues, profits and growth following the merger closing. The words "believe", "may", "estimate", "continue", "anticipate", "intend", "should", "plan", "could", "target", "potential", "is likely", "will", "expect", and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include contractual issues that prevent the closing of the merger, issues arising during due diligence, and issues relating to the integration of the companies, the failure of the parties to satisfy the closing conditions in the merger agreement, disruptions to the businesses of ISA and Duos as a result of the announcement and pendency of the merger, the risk that the businesses of ISA and Duos may not be combined successfully or that such combination may take longer or be more difficult, time-consuming or costly to accomplish than expected or lack of liquidity to fund ISA’s and Duos’ business plans. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2013. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.